Exhibit 99.2
Lightyear Network Solutions, LLC and Subsidiary
Condensed Consolidated Financial Statements

Lightyear Networks Solutions, LLC and Subsidiary
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2009	2008
	(Unaudited)
Assets

Current Assets
Cash	$440	$440
Accounts receivable (net allowance of $1,115,494 and $665,477 as of September 30, 2009 and December 31, 2008)	5,742,206	5,105,203
Vendor deposits	1,005,572	1,170,180
Inventories	479,294	216,513
Deferred financing costs, net	409,237	—
Due from Parent	180,309	—
Prepaid expenses and other current assets	703,986	727,800

Total Current Assets	8,521,044	7,220,136

Property and Equipment, Net	369,854	547,933

Deferred Financing Costs, Net	183,578	—

Intangible Assets, Net	1,164,583	1,283,471

Other Assets	275,330	252,614

Total Assets	$10,514,389	$9,304,154

Liabilities and Member’s Deficit

Current Liabilities
Accounts payable	$7,245,563	$5,323,493
Interest payable to Parent	4,322,545	1,084,831
Accrued agent commissions	657,786	827,859
Deferred revenue	1,514,806	1,665,273
Other liabilities	1,497,474	1,546,385
Current portion of capital lease obligations	39,793	79,173
Current portion of loans payable to Parent	15,316,262	1,250,000

Total Current Liabilities	30,594,229	11,777,014

Capital Lease Obligations, Non-Current Portion	5,130	34,028

Loans Payable to Parent, Non-Current Portion	3,950,000	15,416,262

Interest Payable to Parent, Non-Current Portion	49,932	2,276,674

Total Liabilities	34,599,291	29,503,978

Commitments and Contingencies	—	—

Member’s Deficit	(24,084,902)	(20,199,824)

Total Liabilities and Member’s Deficit	$10,514,389	$9,304,154

See Notes to these Condensed Consolidated Financial Statements

Lightyear Networks Solutions, LLC and Subsidiary
Condensed Consolidated Statements of Operations

	For The Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Revenues	$44,107,125	$42,659,690

Cost of Revenues	29,081,769	26,802,652

Gross Profit	15,025,356	15,857,038

Operating Expenses
Commission expense	4,083,052	4,915,782
Commission expense — related parties	120,959	243,178
Depreciation and amortization	399,494	627,531
Bad debt expense	3,029,621	694,608
Selling, general and administrative expenses	9,922,111	9,601,600

Total Operating Expenses	17,555,237	16,082,699

Loss From Operations	(2,529,881)	(225,661)

Other Income (Expense)
Interest income	68,435	78,559
Interest (expense) — Parent	(1,420,739)	(1,497,509)
Amortization of deferred financing costs	(76,746)	—
Amortization of debt discount — Parent	(133,991)	—
Change in fair value of derivative liabilities — Parent	82,507	—
Other income (expense)	8,117	(10,968)

Other Expense	(1,472,417)	(1,429,918)

Net Loss	$(4,002,298)	$(1,655,579)

See Notes to these Condensed Consolidated Financial Statements

Lightyear Networks Solutions, LLC and Subsidiary
Condensed Consolidated Statements of Changes in Member’s Deficit
(Unaudited)

Member’s Deficit — December 31, 2008	$(20,199,824)

Distributions	(1,780)

Stock-based compensation — consultants	119,000

Net loss	(4,002,298)

Member’s Deficit — September 30, 2009	$(24,084,902)

See Notes to these Condensed Consolidated Financial Statements

Lightyear Networks Solutions, LLC and Subsidiary
Condensed Consolidated Statements of Cash Flows

	For The Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities
Net loss	$(4,002,298)	$(1,655,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	399,494	627,532
Provision for bad debt expense	3,029,621	694,608
Stock-based compensation — consultants	119,000	—
Amortization of deferred financing costs	76,746	—
Change in fair value of derivative liabilities — Parent	(82,507)	—
Amortization of debt discount	133,991	—
Changes in operating assets and liabilities:
Accounts receivable	(3,666,624)	346,436
Other assets	(22,716)	311,908
Vendor deposits	164,608	(43,273)
Inventories	(262,781)	(280,047)
Prepaid expenses and other current assets	23,814	(275,508)
Accounts payable	1,922,070	126,077
Interest payable to Parent	1,010,972	(630,971)
Accrued agent commissions	(170,073)	46,706
Deferred revenue	(150,467)	(139,934)
Other liabilities	(48,911)	71,835

Total Adjustments	2,476,237	855,369

Net Cash Used in Operating Activities	(1,526,061)	(800,210)

Cash Flows From Investing Activities
Purchases of property and equipment	(102,527)	(277,938)

Net Cash Used in Investing Activities	(102,527)	(277,938)

Cash Flows From Financing Activities
Repayments of loans payable to Parent	(750,000)	(500,000)
Payments of capital lease obligations	(68,278)	(61,206)
Distributions to member	(1,780)	(17,769)
Proceeds from loans payable to Parent, net [1]	2,736,000	900,000
Deferred financing costs	(287,354)	—

Net Cash Provided by Financing Activities	1,628,588	321,025

Net (Decrease) Increase In Cash	—	(757,123)

Cash — Beginning	440	757,563

Cash — Ending	$440	$440

[1]	Face value of loans payable to Parent of $3,050,000 and $300,000, less selling commissions withheld of $364,000 and less subscriptions receivable from Parent (cash received October 1, 2009) of $250,000.

Lightyear Networks Solutions, LLC and Subsidiary
Condensed Consolidated Statements of Cash Flows—Continued

	For The Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$1,036,942	$510,458

Supplemental Disclosure of Non-Cash Investing and
Financing Activities
Equipment financed with capital lease obligations	$—	$51,800

See Notes to these Condensed Consolidated Financial Statements

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note A—Company Organization
Lightyear Network Solutions, LLC (the “Company” or “Lightyear”) was incorporated in 2003 for the purpose of selling and marketing telecommunication services and solutions, and owning other companies which sell and market telecommunication services and solutions. The Company and its wholly-owned subsidiary, Lightyear Alliance of Puerto Rico, LLC, provide telecommunications services throughout the United States and Puerto Rico primarily through a distribution network of authorized independent agents. Lightyear is a licensed local carrier in 44 states and provides long distance services in 49 states. The Company delivers services to approximately 60,000 customer locations. In addition to long distance and local service, the Company currently offers a wide array of telecommunications services, including internet/intranet, calling cards, advanced data, wireless, Voice over Internet Protocol (“VoIP”) and conference calling.
The Company is a telecommunications reseller and competes, both directly at the wholesale level and through agents, at the retail level. The Company is subject to regulatory requirements imposed by the Federal Communications Commission (“FCC”), state and local governmental agencies. Regulations by the FCC as well as state agencies include limitations on types of services and service areas offered to the public.
The rights and obligations of the Company’s member are governed by the Company’s Operating Agreement (“Agreement”) dated December 2003. The Agreement provides that the Company will continue indefinitely unless certain defined events of dissolution occur. The Company has one member. An initial capital contribution was made at the inception of the Company of $100.
It is recommended that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and related disclosures for the year ended December 31, 2008 included elsewhere in this filing on Form 8-K.
Note B—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. Management has evaluated all subsequent events after the balance sheet date and through the financial statement issuance date of February 19, 2010 for appropriate accounting and disclosure (see Note J). For further information, refer to the consolidated financial statements and footnotes thereto for the year ended December 31, 2008.
Lightyear is a wholly-owned subsidiary of LY Holdings, LLC (“LYH” or “Parent”). LYH was incorporated in 2003 for the purpose of becoming a holding company to acquire certain assets from the Lightyear Holdings Inc. bankruptcy process. In addition, LYH is a financing vehicle for Lightyear and is integral to Lightyear’s operational activities. The Company provides working capital from its operations to service LYH’s obligations; it was either a co-borrower with LYH or a guarantor of the LYH notes; and its assets collateralize the LYH notes. The funds were obtained solely for the benefit of and utilization by the Company. As such, LYH received the funding only as a conduit for the Company; therefore the obligations are reflected on Lightyear’s accompanying consolidated financial statements.
Estimates
The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include the reserves related to receivables, plus the recoverability and useful lives of long lived assets.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note B—Summary of Significant Accounting Policies—Continued
Income Taxes
The Company is organized as a partnership for income tax purposes. No income tax liability or benefit has been included in the consolidated financial statements since taxable income or loss of the Company passes through to, and is reportable by, the members of its Parent individually. The Company is subject to certain state and local taxes.
Effective January 1, 2009, the Company adopted accounting guidance which clarifies the accounting for uncertainty in income taxes recognized in the Company’s consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of these provisions did not have a material impact on the Company’s consolidated financial position and results of operations.
Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of September 30, 2009. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for the years prior to 2005. The Company files income tax returns with most states.
The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses.
Derivative Liabilities
The Company is recording amortization of debt discount, amortization of deferred financing costs and change in fair value of derivative warrants as a result of derivative liabilities being recorded on the books and records of LYH which relate to debt obligations it shares with its Parent. LYH’s derivative liabilities consist of embedded derivatives associated with convertible promissory notes and warrants, where the conversion feature is not fixed. The accounting treatment of derivative liabilities requires that LYH record the derivatives at their fair values as of the inception date and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date. LYH utilized an expected volatility figure based on a review of the historical volatilities, over a period of time, equivalent to the expected life of these convertible promissory notes and warrants, of similarly positioned public companies within its industry. As of September 30, 2009, derivative liabilities were valued using the Black Scholes option pricing model as follows: All — market and exercise price of $1.80, dividend yield of 0%, annual volatility of 47.3%; Warrants – 4.7 to 5.0 years expected term and risk free interest rates ranging from 2.20% to 2.31% and Conversion Options – 1.2 to 1.5 years expected term and risk free interest rates ranging from 0.40% to 0.68%.
Deferred Financing Costs
The Company is recording amortization of deferred financing costs as a result of cash costs incurred by the Company and derivative liabilities on the books of LYH. Deferred financing costs resulted from the Parent’s financing activities. These costs are being amortized over the term of the related debt.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note B—Summary of Significant Accounting Policies—Continued
New Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance that established the FASB Accounting Standards Codification, (“Codification” or “ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009. Other than the manner in which new accounting guidance is referenced, the adoption of these changes did not have a material impact on the Company’s consolidated financial statements.
In December 2007, the FASB issued new accounting guidance, under ASC Topic 810 on Consolidation, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). It also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption, companies will be required to report noncontrolling interests as a separate component of stockholders’ equity. Companies will also be required to present net income allocable to noncontrolling interests and net income attributable to stockholders separately in their statements of income. Currently, minority interests are reported as a liability or temporary equity in balance sheets and the related income attributable to the minority interests is reflected as an expense in arriving at net income (loss). The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The guidance requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of the guidance shall be applied prospectively. The Company does not currently have any noncontrolling interests in subsidiaries. The guidance would only have an impact on subsequent acquisitions of noncontrolling interests.
In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on Business Combinations, which establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. It also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. The guidance will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The guidance would only have an impact on accounting for any businesses acquired after the effective date of this pronouncement.
In March 2008, the FASB issued new accounting guidance, under ASC Topic 815 on Derivatives and Hedging, which amends and expands existing disclosure requirements to require qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. This guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. Adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note B—Summary of Significant Accounting Policies—Continued
New Accounting Pronouncements—Continued
In April 2008, the FASB issued new accounting guidance, under ASC Topic 350 on Intangibles, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and should be applied prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. The guidance also requires expanded disclosure related to the determination of useful lives for intangible assets and should be applied to all intangible assets recognized as of, and subsequent to, the effective date. Adoption of this guidance will impact acquisitions completed by the Company on or after January 1, 2009.
In June 2008, the FASB issued new accounting guidance, under ASC Topic 815 on Derivatives and Hedging, as to how an entity should determine whether an instrument, or an embedded feature, is indexed to an entity’s own stock and whether or not such instruments would be accounted for as equity or a derivative liability. The adoption of this guidance can affect the accounting for warrants and many convertible instruments with provisions that protect holders from a decline in the stock price (or “down-round” provisions). This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008 and is applicable to outstanding instruments as of the beginning of the fiscal year it is initially applied. Early application is not permitted. The cumulative effect, if any, of the change in accounting principle shall be recognized as an adjustment to the opening balance of retained earnings. Adoption of this guidance has resulted in the recording of many new convertible notes and warrants as derivative liabilities, subject to a market-to-market as of each reporting date. See Notes D and F.
In November 2008, the FASB issued new accounting guidance, under ASC 323 on Investments – Equity Method and Joint Ventures, which addresses the impact that ASC 805 on Business Combinations and ASC 810 on Consolidation might have on the accounting for equity method investments, including how the initial carrying value of an equity method investment should be determined, how an impairment assessment of an underlying indefinite lived intangible asset of an equity method investment should be performed and how to account for a change in an investment from the equity method to the cost method. This guidance is effective in fiscal periods beginning on or after December 15, 2008. Adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
In May 2009, the FASB issued new accounting guidance, under ASC Topic 855 on Subsequent Events, which sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance was effective for interim and annual periods ending after June 15, 2009. Adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.
In August 2009, the FASB issued new accounting guidance, under ASC Topic 820 on Fair Value Measurements and Disclosures, on the measurement of liabilities at fair value. The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets. If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles. Adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note C—Intangible Assets
Intangible assets consist of the following:

	Balance as of September 30, 2009			Balance as of December 31, 2008
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net
Finite Lives:
Proprietary technology	$2,200,000	$(2,200,000)	$—	$2,200,000	$(2,090,000)	$110,000
Customer relationships	1,300,000	(1,300,000)	—	1,300,000	(1,300,000)	—
Agent relationships	410,000	(410,000)	—	410,000	(401,112)	8,888
Non-compete agreement	500,000	(500,000)	—	500,000	(500,000)	—

	4,410,000	(4,410,000)	—	4,410,000	(4,291,112)	118,888

Indefinite Lives:
Trade name	920,000	—	920,000	920,000	—	920,000
VoIP licenses	244,583	—	244,583	244,583	—	244,583

	1,164,583	—	1,164,583	1,164,583	—	1,164,583

Total	$5,574,583	$(4,410,000)	$1,164,583	$5,574,583	$(4,291,112)	$1,283,471

Amortization is computed on a straight-line basis over the lives of the intangible assets with definite lives, which range from eighteen months to five years. Amortization expense was $118,888 and $356,667 for the nine months ended September 30, 2009 and 2008, respectively.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note D—Loans Payable to Parent
Loans payable to Parent (See Note J, Forgiveness of Intercompany Indebtedness) consist of the following:

			September 30,	December 31,
			2009	2008
Loans payable to Parent	(A	)	$8,250,000	$9,000,000

Loan payable to Parent, variable interest rate at prime plus 1% (4.25% as of September 30, 2009 and December 31, 2008), with interest due quarterly and principal and unpaid interest due on July 1, 2010 (as amended). The underlying note is collateralized by principally all of the tangible and intangible assets of the Company.	(B	)	5,045,480	5,045,480

Loans payable to Parent, variable interest rate at prime plus 1% (4.25% as of September 30, 2009 and December 31, 2008), with principal and unpaid interest due on July 1, 2010 (as amended). The underlying notes are collateralized by a second interest in principally all of the tangible and intangible assets of the Company. The underlying notes are subordinated to the underlying notes above.	(C	)	1,000,000	1,000,000

Loans payable to Parent, variable interest rate at prime plus 1% (4.25% as of September 30, 2009 and December 31, 2008), with principal and unpaid interest due on June 30, 2011. The underlying notes are collateralized by a second interest in principally all of the tangible and intangible assets of the Company. The underlying notes are subordinated to the underlying notes payable listed above.	(D	)	900,000	900,000

Loans payable to Parent, variable interest rate at prime plus 1% (4.25% as of September 30, 2009 and December 31, 2008). Principal and unpaid interest due on July 1, 2010 (as amended). The underlying notes are unsecured and subordinated to the above underlying notes payable.	(B	)	720,782	720,782

Loans payable to Parent, variable interest rate at prime plus 1%, but not less than 5% (5.00% as of September 30, 2009). Principal and unpaid interest due on July 1, 2010. The underlying notes are unsecured and subordinated to the above underlying notes payable.	(E	)	300,000	—

Loans payable to Parent, fixed interest rate of 10%, maturity is 18 months from the inception of the note. due on July 1, 2010. The underlying notes are unsecured.	(F	)	2,800,000	—

(Forward)			$19,016,262	$16,666,262

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note D—Loans Payable to Parent—Continued

			September 30,	December 31,
			2009	2008
(Forward)			$19,016,262	$16,666,262

Loans payable to Parent, fixed interest rate of 10%, maturity is 18 months from the inception of the loan. due on July 1, 2010. The underlying notes are unsecured to the above underlying notes payable.	(G	)	250,000	—

Total Loans Payable to Parent			19,266,262	16,666,262

Less: current portion			15,316,262	1,250,000

Long-Term Portion of Loans Payable to Parent			3,950,000	15,416,262

The Company was either a co-borrower with the Parent and/or a Guarantor of such obligations, and its assets collateralize the debt. The funds were obtained solely for the benefit of and utilization by the Company. As such, the Parent received the funding only as a conduit for the Company; therefore the obligations are reflected on Lightyear’s accompanying consolidated financial statements. The following updates the status of those financings:
(A)	LYH made an additional principal payment of $250,000 in January 2009. On March 25, 2009, the terms of the loan were amended to allow for quarterly principal payments of $250,000 plus accrued interest beginning March 31, 2009, with final payment of all outstanding principal and interest due July 1, 2010. The loan bears interest at a rate of LIBOR plus 4.75% on all amounts owed up to $7,000,000 (not to exceed 10% per annum), and LIBOR plus 7.75% on all amounts owed in excess of $7,000,000.
As part of this loan, the Parent is obligated to pay an annual commitment fee to its Parent each January 10th until the note is paid in full. The commitment fee equals five percent (5%) of the outstanding principal balance of the note. During the nine months ended September 30, 2009 and 2008, the Company recorded $328,125 and $346,875 of commitment fee expense, respectively, which is include in interest expense – Parent in the statements of operations. As of September 30, 2009 and December 31, 2008, the Company had accrued $1,262,500 and $825,000, respectively, of commitment fees which represents the calculated unpaid fees due. These fees are included in interest payable to Parent on the condensed consolidated balance sheet. On January 10, 2010, the Company incurred additional fees of $400,000. The Company has not paid the 2007, 2008, 2009 or 2010 fees.

(B)	These Original Notes were amended several times, the last of which was executed on March 25, 2009, extending the maturity date until July 1, 2010.

(C)	The notes were amended several times, the last of which was executed on March 25, 2009, extending the maturity date until July 1, 2010. As part of this additional borrowing, the Company previously granted the members’ letter agreements giving them revenue participation rights totaling an aggregate of 4% of monthly revenue from the sale of VoIP products and services, which is included in commission expense – related parties in the consolidated statements of operations. Holders of the VoIP revenue participation rights waived their rights to receive revenue payments from the sales of VoIP services during calendar year 2009.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note D—Loans Payable to Parent—Continued
(D)	These notes are due June 2011. As part of this additional borrowing, the Company previously granted the members’ letter agreements, giving them revenue participation rights totaling an aggregate of 3% of monthly revenue from the sale of wireless service, excluding equipment and accessories, but including service activation, from the Company’s wireless service, which is included in commission expense — related parties in the consolidated statements of operations. Holders of the Wireless revenue participation rights waived their rights to receive revenue payments from the sales of Wireless services during calendar year 2009. The notes are unsecured and subordinated to the other notes.

(E)	On January 1, 2009, a member of the Parent provided the Parent with a loan of $100,000. On February 1, 2009, the same member provided the Parent with an additional loan of $200,000. Both notes payable bear interest at the prime rate plus 1%. All outstanding principal and interest on both loans is due July 1, 2010. The notes are unsecured and are subordinated to the note obligations described above.
(F) Private Placement — Commencing May 2009
Beginning in June 2009 and continuing through September 30, 2009, LYH provided the Company with loans totaling $2,800,000. The notes bear simple interest at a rate equal to 10% per annum and are payable eighteen months from the date of the respective closings. The Company incurred fees associated with these loans aggregating $501,354. These costs are capitalized as deferred financing costs. The Company recorded amortization of the deferred financing costs from these cash transactions totaling $58,539 for the nine months ended September 30, 2009. Also, during the nine months ended September 30, 2009, LYH charged the Company $18,207 of deferred financing costs for other non-cash costs LYH incurred in connection with the financing transactions. In addition, during the nine months ended September 30, 2009, LYH charged the Company $111,438 of debt discount costs related to non-cash expenses LYH incurred in connection with the financing transactions. The amounts reported as loans payable to Parent, arose from the following financing activity of LYH:
In May 2009, LYH commenced a private placement offering under which LYH issued Investor Units each consisting of a Senior Subordinated Convertible Promissory Note (the “Initial Convertible Notes”) in the principal amount of $50,000 and a five year warrant. These Initial Convertible Notes bear simple interest at a rate equal to 10% per annum and are payable eighteen months from the date of the respective closings. Furthermore, upon the consummation of an additional financing pursuant to which aggregate gross proceeds of at least $5,000,000 are raised (“Next Round Financing”; see Note J – Exchange Transaction), including gross proceeds from the sale of Initial Convertible Notes, then the entire principal amount of the Initial Convertible Notes and all accrued and unpaid interest thereon, were expected to be mandatorily convertible into shares of the Next Round Financing Securities at a conversion price equal to $1.80 per share.

LYH sold Initial Convertible Notes with an aggregate face value of $2,800,000 in this private placement offering. Investor warrants to purchase 777,779 shares of Next Round Financing Securities have been issued and have been valued at $617,154. LYH determined the value of the warrants utilizing the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 5 years, volatility of 47.3%, dividend yield of 0%, and a risk free interest rate ranging from 2.31% to 2.74%. The Convertible Notes have a conversion option which has been valued at $653,334. LYH determined the value of the conversion option utilizing the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 1.5 years, volatility of 47.3%, and a risk free interest rate ranging from 0.68% to 0.85%. The conversion option and the warrants are deemed to be derivative liabilities, due to the lack of a fixed conversion feature, and will be marked to market at each reporting date. The initial value of the conversion options and the initial value of the warrants have been recorded as a debt discount and are being amortized over the duration of the Initial Convertible Notes on LYH’s financial statements and are being amortized to Lightyear over the debt discount period.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note D—Loans Payable to Parent—Continued
In addition to the deferred financing costs recognized by Lightyear, selling agent warrants, to purchase 233,333 shares of Next Round Financing Securities have been earned and have been valued at $185,146. The Company determined the value of the warrants utilizing the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 1.5 years, volatility of 47.3%, dividend yield of 0% and a risk free interest rate ranging from 0.68% to 0.85%. This amount was capitalized as deferred financing costs on the books of LYH and is being amortized on the books of Lightyear over the eighteen month life of the Initial Convertible Notes.
(G) Note Payable Proceeds – June 2009
In June 2009, LYH provided the Company with a loan of $250,000. The loan bears simple interest at a rate equal to 10% per annum and is payable eighteen months from the date of the closing. During the nine months ended September 30, 2009, LYH charged the Company $22,553 of debt discount costs related to non-cash expenses LYH incurred in connection with the financing transactions.
Investor warrants to purchase 69,445 shares of Next Round Financing Securities have been issued and have been valued at $54,862. LYH determined the value of the warrants utilizing the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 5 years, dividend yield of 0%, volatility of 47.3%, and a risk free interest rate of 2.55%. The subordinated convertible promissory note has a conversion option which has been valued at $58,333. LYH determined the value of the conversion option utilizing the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 1.5 years, dividend yield of 0%, volatility of 47.3%, and a risk free interest rate of 0.73% The conversion option and the warrants are deemed to be derivative instruments on the books of LYH, due to the lack of a fixed conversion feature, and will be marked to market at each reporting date. The initial value of the conversion option and the initial value of the warrants have been recorded as debt discount on the books of LYH and are being amortized on the books of Lightyear over the duration of the subordinated convertible promissory note. During the nine months ended September 30, 2009, the Company recorded amortization of the debt discount related to the subordinated convertible promissory note of $22,553.
Due to their relationship and variable interest rates, the carrying value of the loans payable to Parent approximate fair value, as determined by comparison to rates currently available for obligations with similar terms and maturities.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note E—Other Liabilities
Other liabilities consist of the following:

	September 30,	December 31,
	2009	2008
Excise, state and local taxes payable	$703,219	$664,749
Other accrued expenses	351,577	505,736
Payroll, payroll taxes and bonuses	351,060	282,627
Customer security deposits	91,618	93,273

Totals	$1,497,474	$1,546,385

Note F—Warrants
In May 2009, the Parent commenced a $2,800,000 private placement under which it issued Initial Convertible Notes and five year warrants to purchase an aggregate of 777,779 shares of the Next Round Financing Securities. In connection with the private placement, the selling agent earned a five year warrant to purchase 233,333 shares of the Next Round Financing Securities. See Note D for additional details.
In June 2009, the Parent issued a subordinated convertible promissory note in the amount of $250,000 and a five year warrant to purchase 69,445 shares of Next Round Financing Securities. See Note D for additional details.
In August 2009, the Company entered into two consulting agreements and as compensation for the services being rendered, LYH issued warrants to purchase an aggregate of 350,000 shares of the Next Round Financing Security with an exercise price based on the price per security in which the Next Round Financing securities are sold. The warrants have an exercisable term of one year. The warrant value of $119,000, determined using the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 1 year, volatility of 47.3%, dividend yield of 0% and risk free interest rate of 0.45%, was recorded as selling, general and administrative expense on the books of Lightyear and the contribution of the warrant was reflected as a credit to member’s deficit. The warrant is deemed to be a derivative instrument on the books of LYH, due to the lack of a fixed conversion feature, and will be marked to market on the books of Lightyear at each reporting date. As of the date of the Exchange Transaction, LYH assumed full responsibility for the derivative liabilities associated with these warrants.
In September 2009, the Parent entered into an agreement with a selling agent in contemplation of a new private placement offering (see Note J, Subsequent Events). Pursuant to this agreement, the Company issued a five year warrant to the selling agent to purchase 900,000 shares of the Next Round Financing Securities with an exercise price based on the price per security in which the Next Round Financing securities are sold, in addition to certain cash fees and five year warrants to be earned in conjunction with closings of the Next Round Financing Securities. The warrants have an exercisable term of five years. The warrant value of $711,000, determined using the Black Scholes pricing model with the following assumptions; market and exercise price of $1.80, expected life of 5 years, dividend yield of 0%, volatility of 47.3% and risk free interest rates ranging from 2.31% was recorded on the balance sheet of LYH as deferred financing costs, which will be amortized on Lightyear’s books. The warrant is deemed to be a derivative instrument on the books of LYH, due to the lack of a fixed conversion feature, and will be marked to market on the books of Lightyear at each reporting date.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note F—Warrants— Continued
A summary of the warrants issued in connection with financing Lightyear for the nine months ended September 30, 2009 is as follows:

		Weighted	Weighted Average
	Number of	Average	Remaining
	Warrants	Exercise Price	Contractual Life
(years)
Outstanding at January 1, 2009	—	$—

Granted	2,330,557	1.80
Exercised	—	—

Outstanding at September 30, 2009	2,330,557	$1.80	4.3

All of the above warrants, except the consultant warrants, were cancelled at the time of the Exchange Transaction (see Note J, Subsequent Events).
Note G—Related Party Transactions
The Company has significant transactions with its Parent and members of its Parent, directors and/or officers and deals with certain companies or individuals which are related parties either by having owners in common or because they are controlled by members of the Parent, directors, and/or officers of the Company or by relatives of members of its Parent, directors and/or officers of the Company.
The following is a summary of related party balances and transactions:

	September 30,	December 31,
	2009	2008
Loans payable to Parent	$19,266,262	$16,666,262
Interest payable to Parent	4,372,477	3,361,505

	For the Nine Months Ended
	September 30,
	2009	2008
Commission expense — related parties	$120,959	$243,178
Interest expense — Parent	1,420,739	1,497,509
See Note D for discussion of loans payable to Parent and interest payable to Parent.
An officer of the Company owns an indirect interest in a Lightyear agency. The agency has a standard Lightyear agent agreement and it earned approximately $20,000 and $32,000 in commissions from Lightyear during the nine months ended September 30, 2009 and 2008, respectively.
Beginning in 2008, an employee (and a son of an officer) of the Company, has maintained a representative position in a direct selling entity which earned approximately $101,000 and 27,000 during the nine months ended September 30, 2009 and 2008, respectively.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note G—Related Party Transactions—Continued
Commission expense — related parties includes certain VoIP and wireless revenue participation amounts. See Note D for additional details.
Pursuant to an officer’s employment agreement, the Company provides him with life insurance coverage consisting of $3,000,000 under a whole life policy and $3,000,000 under a term life insurance policy. The Company also maintains $5,000,000 in key man life insurance with the Company listed as the beneficiary. The proceeds from the key man life insurance have been assigned to the Parent’s principal note holder as collateral for the debt owed by the Parent. Aggregate insurance premium expense for these policies was approximately $76,000 for both the nine months ended September 30, 2009 and 2008.
Note H—Supplier Concentration
During the nine months ended September 30, 2009 and 2008, the Company acquired approximately 50% and 52%, respectively, of the telecommunications services used in its operations from a single supplier. Although there are other suppliers of this service, a change in suppliers could have an adverse effect on the business which could ultimately affect operating results.
Note I—Commitments and Contingencies
Operating Lease
The Company leases office space in Louisville, Kentucky under terms classified as an operating lease. In April 2009, the Company entered into a new lease agreement which replaces the Company’s expiring lease. The term of the lease is for six years, ending on March 31, 2015. The Company also leased additional office space in Atlanta, Georgia under terms classified as an operating lease. This lease expired in March 2009 and was not renewed by the Company. The Company leases equipment under a printing service agreement. The service agreement expired in June 2008 and the Company continues to lease the printing equipment on a month to month basis. Rent expense related to these operating lease agreements, which is included in selling, general and administrative expenses in the accompanying statements of operations, was $722,744 and $872,976 for the nine months ended September 30, 2009 and 2008, respectively.
Employment Agreement
The Company has an employment agreement (the “Agreement”) with an officer of the Company. The initial terms of the Agreement were from March 31, 2004 through December 31, 2008. At the end of the initial term, the Agreement was automatically renewed for an additional one year term, and shall be automatically renewed for successive additional one-year terms, unless within 180 days prior to the end of the initial term or any additional term either party gives the other written notice of the Company’s or the officer’s intent not to renew the agreement. Under the Agreement, the officer is to receive a base salary, adjusted annually consistent with increases given to other executives of the Company, plus other fringe benefits and is eligible for various bonuses. During the employment term, the base salary has been periodically amended.
Litigation
As of September 30, 2009, there are pending legal actions and proceedings against the Company which arose in the normal course of business and from the Lightyear Holdings’ bankruptcy proceedings for which claims for damages have been asserted. While there can be no assurance, management believes that the ultimate outcome of these legal actions and proceedings will not have a material adverse effect on the condensed consolidated financial statements of the Company.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note I—Commitments and Contingencies—Continued
Letter of Credit
The Company has provided irrevocable standby letters of credit, aggregating approximately $211,000 to five states and two vendors, which automatically renew for terms not longer than one year, unless notified otherwise. As of September 30, 2009, these letters of credit have not been drawn upon.
Note J—Subsequent Events
Factoring Agreement
In December 2009, as amended in January 2010, the Company entered into a short term revolving secured factoring agreement to provide an advance to the Company of up to $500,000. In conjunction with this agreement, the principal note holder of the Company signed a subordination agreement which grants the factor a first priority interest in the Company’s accounts receivable, intangible assets and deposit accounts. The Company entered into an agreement to repay the advances under the factoring agreement from the proceeds of the private placement that commenced during November 2009 until the advance is repaid in full. 50% of the proceeds received from the offering in excess of the initial $1,000,000 were used to repay part of the obligation. Because the offering was not sufficient to repay the obligation by January 22, 2010, the Company was required to begin repayment on a weekly basis from its available funds until February 8, 2010 when the agreement was repaid in full from the final closing of the offering. The obligation is guaranteed by the Company, the Company’s subsidiaries and certain officers.
Private Placement – Commencing November 2009
Beginning in January 2010 and continuing through February 8, 2010, LYH provided the Company with loans totaling approximately $2,100,000. The notes bear simple interest at a rate equal to 10% per annum and are payable eighteen months from the date of the respective closings. The Company incurred fees associated with these loans aggregating $520,800. These costs will be capitalized as deferred financing costs on the books of Lightyear. The loans payable to Parent arose from the following financing activity of LYH:
In November 2009, LYH commenced a private placement offering under which LYH will issue Investor Units (“Units”) each consisting of a Senior Subordinated Convertible Promissory Note (the “Next Convertible Notes”) in the principal amount of $50,000. The Next Convertible Notes bear simple interest at a rate equal to 10% per annum to be accrued until the Next Convertible Notes (i) are converted into Class B Preferred Units, (ii) is exchanged for shares of common stock and warrants to purchase shares of common stock, (iii) reaches the maturity date, when interest will be payable in cash or Class B Preferred Units, at the option of the Next Convertible Notes holder.
In the event that LYH consummates (i) an offering or series of related offerings, whether in the form of debt, equity or a combination thereof, that results in gross proceeds to LYH of at least $5,000,000 (see Note J – Exchange Transaction), inclusive of the proceeds from the Initial Convertible Notes and the Next Convertible Notes and (ii) a merger, share exchange, sale or contribution of all substantially all of Lightyear’s assets or other business combination with a publicly-traded shell company, as a result of which the members of Lightyear immediately prior to such transaction, directly or indirectly, beneficially own more than 50% of the voting power of the surviving or resulting entity (the “Reverse Merger”), the holders of the Next Convertible Notes shall be required to exchange their notes for (i) such number of shares of common stock equal to the number of Class B Units for which such Notes are convertible (ii) and new five year warrants to purchase up to 50% of the number of shares of Class B Units for which such Next Convertible Notes are converted, issued at an exercise price of $1.80 per share. The transaction calls for the holders of Initial Convertible Notes and warrants from the prior note to be treated in a substantially similar manner as the holder of the Next Convertible Notes and warrants in this offering.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note J—Subsequent Events—Continued
Private Placement – Commencing November 2009—Continued
LYH has sold Next Convertible Notes with an aggregate face value of approximately $2,100,000 in this private placement offering. Prior to the Exchange Transaction (see Note J, Exchange Transaction), the holders rescinded their purchase of the Next Convertible Notes and instead received a term note with the same interest rate and duration as the Next Convertible Notes.
Insurance Policy
In contemplation of the Exchange Transaction, on February 4, 2010, an officer of the Company assigned the ownership of a split-dollar life insurance policy to the Company and the Company has been made the owner and beneficiary under this policy.
Forgiveness of Intercompany Indebtedness
In contemplation of the Exchange Transaction, on February 12, 2010, LYH forgave the Company’s intercompany indebtedness.
Exchange Transaction
Master Transaction Agreement
On February 12, 2010, LYH entered into a master transaction agreement (the “Exchange Transaction”) with Libra Alliance Corporation (“Libra”), a Nevada Corporation, and holders of LYH’s convertible promissory notes (the “Convertible Debtholders”), comprised of a Securities Exchange Agreement, a Securities Modification Agreement, a Securities Rescission and Issuance Agreement and a Securities Contribution Agreement. The transactions under the Master Transaction Agreement are deemed to be a merger intended to qualify as a tax-free unified exchange of property for stock under Section 351 of the Internal Revenue Code of 1986.
Libra is currently authorized to issue 20,000,000 shares of Libra common stock. Libra currently has no preferred stock authorized. As of immediately before the Exchange Transaction, there were 5,505,500 shares of Libra common stock issued and outstanding. The issuances of Libra stock under the Securities Exchange Agreement and the Contribution Agreements are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.
The transaction will be accounted for as a “reverse merger” and recapitalization since the sellers of Lightyear will control the combined company immediately following the completion of the transaction. Lightyear will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Lightyear. Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements will be those of Lightyear and will be recorded at the historical cost basis of Lightyear. Libra’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Lightyear after consummation of the acquisition. Such transaction was finalized on February 12, 2010.
Securities Exchange Agreement
On February 12, 2010, LYH and Libra entered into the Securities Exchange Agreement, which provided for LYH’s exchange of its 100% membership interest in Lightyear for 10,000,000 shares of Libra common stock to be issued at closing and an additional 9,500,000 shares of Libra’s preferred stock after Libra increases its authorized shares. After LYH receives the preferred stock, it is expected that LYH will own approximately 69% of the Libra outstanding common stock on a fully-diluted, as-converted basis.

Lightyear Network Solutions, LLC and Subsidiary
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note J—Subsequent Events—Continued
Exchange Transaction—Continued
Securities Modification Agreement
Immediately before the closing of the Exchange Transaction, LYH entered into securities modification agreements or securities rescission and issuance agreements (the “Securities Modification Agreement”) with its Convertible Debtholders with respect to LYH’s convertible promissory notes (the “Convertible Notes”). On the condition that LYH and its Convertible Debtholders would subsequently execute the Securities Contribution Agreement and close the transactions contemplated by both the Contribution Agreement and the Master Transaction Agreement, the convertible promissory notes were amended and modified (the “Modified Notes”) to: (1) waive and delete the conversion features of the Convertible Notes; (2) waive any interest accrued and modify the interest provisions to provide for a five percent interest rate; (3) release the guaranty of Lightyear; (4) waive the events of default defined in the Convertible Notes; (5) extend the maturity date of the Modified Notes to December 31, 2011; and, (6) terminate the warrants and the rights to obtain warrants that were issued concurrently with the Convertible Notes. These modifications became effective on the execution of the Securities Contribution Agreements.
Securities Contribution Agreement
On February 12, 2010, Libra and LYH’s Convertible Debtholders entered into the Securities Contribution Agreements, which provided for the contribution by LYH’s Convertible Debtholders of the Modified Notes to Libra. In exchange for the approximately $5,100,000 of Modified Notes (originally $2,800,000 of Initial Convertible Notes; $2,100,000 of Next Convertible Notes and the $250,000 June 2009 convertible promissory note), Libra issued an aggregate of 3,242,533 shares of Libra common stock to LYH’s former Convertible Debtholders. LYH’s Convertible Debtholders are expected to be the holders of approximately 11.5% of Libra Common Stock on a fully diluted basis after the issuance of the Libra preferred stock to LYH.